UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2010

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(c)           On November 9, 2010, Brooklyn Federal Bancorp, Inc., (the “Company”), the holding company of Brooklyn Federal Savings Bank (the “Bank”), announced that the Bank’s Board of Directors appointed Joanne B. Gallo as Vice President and Chief Credit Officer.  The Office of Thrift Supervision approved the appointment of Ms. Gallo on November 9, 2010, pending a final background check.  Ms. Gallo, age 59, was a consultant to the Bank on commercial real estate matters since June 2010 and prior to that, she consulted for an independent loan review company.

(d)           On November 9, 2010, the Company announced that Rebecca Northey has been appointed to the Boards of Directors of the Company, the Bank and BFS Bancorp, Inc.  The Office of Thrift Supervision approved the appointment of Ms. Northey to the Boards of Directors of the Company and the Bank on November 9, 2010, pending a final background check.  Ms. Northey was appointed to a term that expires in February 2011.  Ms. Northey has not been appointed to any committees at this time.  Ms. Northey has been an advisory, non-voting director of the Bank since December 2009 and has received board and attendance fees of $28,730 from the Bank during this period.  Ms. Northey is a partner at Menaker & Herrmann LLP, New York, New York.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None

(b)	Pro forma financial information. None

(c)	Shell company transactions. None

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.
DATE: November 10, 2010	By:	/s/Richard A. Kielty
Richard A. Kielty
President and Chief Executive Officer